EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-40729, and No. 333-36750) and the related prospectuses and in the Registration Statements (Form S-8 No. 333-74601, No. 333-64989, No. 333-56677, No. 333-51903, No. 333-43595, No. 333-42375, No. 333-34743, No.
333-34699, No. 333-31265, No. 33-44115, No. 33-31819, No. 33-23504, No. 33-7499,
No. 2-89925, No. 33-10106, No. 33-38044, No. 33-16987, No. 33-62603, and
333-36218) of Compaq Computer Corporation of our reports dated January 23, 2001, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) for the year ended December 31, 2000.



                                                           Ernst & Young LLP

Houston, Texas
February 8, 2001